Exhibit 10.105

LOAN AGREEMENT

(Acquisition Loan and Revolving Construction Line of Credit)

THIS LOAN AGREEMENT made effective as of the 30th day of September, 2016 by and between COMSTOCK POWHATAN, L.C., a Virginia limited liability company (“Borrower”) and CARDINAL BANK, a Virginia state chartered bank (“Lender”).

RECITALS

R-1.    Borrower is the contract purchaser of certain real property more particularly described on Exhibit A attached hereto and by this reference made a part hereof (the “Land”) pursuant to the Building Pad Purchase Agreement by and between M/I Homes of DC, LLC, a Delaware limited liability company (“Seller”) and Comstock Powhatan, L.C., a Virginia limited liability company, Borrower’s predecessor in interest, dated as of January 26, 2016, as subsequently amended (the “Purchase Agreement”).

R-2.    Lender has agreed to make (i) an acquisition loan to Borrower in the maximum aggregate principal amount that may be advanced of Four Million Six Hundred Thirty-Five Thousand and no/100 Dollars ($4,635,000.00) on a non-revolving basis (the “Acquisition Loan”) to finance a portion of Borrower’s cost to acquire the Land, and (ii) a construction line of credit in the maximum principal amount of Three Million Five Hundred Thousand and no/100 Dollars ($3,500,000) that may be outstanding at any one time advanced and re-advanced on a revolving basis for and on account of materials to be furnished and labor and services to be performed in connection with the construction of eighteen (18) single family attached residential townhome condominium Units (hereinafter defined) and certain other improvements upon the Land (the “Construction Line”), as amended, modified, supplemented and increased from time to time.

R-3.    Borrower shall acquire the Land from Seller as fully developed four (4) single family attached Building Pads together with completed utility and access infrastructure as required to be delivered to it by Seller pursuant to the terms of the Purchase Agreement.

R-4.    Subsequent to Borrower’s acquisition of the Land, Borrower shall convert the Land into an eighteen (18) Unit single family attached residential townhome Condominium Regime (hereinafter defined) including the Common Areas (hereinafter defined) within the Condominium Regime established and phased pursuant to the Condominium Documents (hereinafter defined).

R-5.    Simultaneously with the execution and delivery hereof, Borrower has executed that certain Credit Line Deed of Trust Note dated of even date herewith in the principal amount of $8,135,000.00 and that certain Credit Line Deed of Trust and Security Agreement of even date herewith to secure the same.

W I T N E S S E T H:

For and in consideration of these presents, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) lawful money of the United States of America by each of the parties to the other paid, receipt of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.0    Definitions. Borrower and Lender agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

Acquisition Loan – The non-revolving line of credit from Lender to Borrower evidenced by the Note, to be advanced and repaid pursuant to this Loan Agreement and secured by the Security Documents to be used to finance a portion of Borrower’s cost to acquire the Land.

Borrower – The party hereinabove designated as such, its successors and assigns.

Building – Each of the four (4) separate townhome buildings within the Project. There will be three (3) Buildings containing four (4) Units each and one (1) Building containing six (6) Units within the Project.

Building Pad(s) – Individually, each of the four (4) townhome building pads within the Land and collectively, all of the building pads within the Land.

Commitment - The commitment letter dated May 11, 2016 from Lender to Borrower in connection with the Acquisition Loan and the Construction Line, as the same may be from time to time amended.

Common Areas – The common elements of the Condominium Regime as identified and created pursuant to the Condominium Documents.

Completion Date – For each Unit, the earlier to occur of (i) the date that is twelve (12) months after the date of the advance of Construction Line funds for the foundation for a Unit, and (ii) the date such Unit is to be delivered to the purchaser under a Contract.

Condominium Documents – All documents, either draft or recorded in the land records of the City of Alexandria, to create the Condominium Regime.

Condominium Regime – The Project as subjected to the Condominium Documents.

Construction Line – The revolving line of credit from Lender to Borrower evidenced by the Note, to be advanced, re-advanced and repaid pursuant to this Loan Agreement and secured by the Security Documents to be used for the construction of the Units as more particularly set forth in the recitals to this Loan Agreement.

Construction Line Funding Termination Date – Lender’s obligation to make advances of Construction Line proceeds for any particular Unit shall expire on the Construction Loan Commitment Expiration Date for those Units for which Lender did not issue a Construction Loan Commitment prior to the Construction Loan Commitment Expiration Date. Construction Line advances for each Construction Loan for which Lender has issued a Construction Loan Commitment shall terminate on the Construction Loan Maturity Date applicable to that Unit.

Construction Line Maturity Date – The last Construction Loan Maturity Date.

Construction Loan – A non-revolving limited amount that Lender has committed to fund under the Construction Line for a specified Unit pursuant to a Construction Loan Commitment.

Construction Loan Commitment – Lender’s written agreement to make a Construction Loan for a particular Unit after the date hereof and subject to Lender’s review of all information that Lender requests and Borrower submits to Lender pertinent to the Unit that Lender needs to consider the issuance of a Construction Loan commitment for the applicable Unit. Lender shall have no obligation to issue a Construction Loan Commitment for a Unit unless the information that Borrower provides to Lender satisfies Lender’s underwriting criteria for the Unit.

Construction Loan Commitment Expiration Date – April 15, 2017 (the “Initial Construction Loan Commitment Expiration Date”) or as extended as provided herein. The Initial Construction Loan Commitment Expiration Date shall be automatically extended to October 15, 2017 (the “First Extended Construction Loan Commitment Expiration Date”), but only if (i) there are no defaults or events which with the passage of time would constitute a default under the Loan Documents, (ii) Borrower has satisfied all other terms and conditions required to be satisfied in the Loan Documents as of the Initial Construction Loan Commitment Expiration Date, and (iii) Borrower shall have sold and closed on at least two (2) Units within the Project as of the Initial Construction Loan Commitment Expiration Date. The First Extended Construction Loan Commitment Expiration Date shall be automatically extended to April 15, 2018 (the “Second Extended Construction Loan Commitment Expiration Date”), but only if (i) there are no defaults or events which with the passage of time would constitute a default under the Loan Documents, (ii) Borrower has satisfied all other terms and conditions required to be satisfied in the Loan Documents as of the First Extended Construction Loan Commitment Expiration Date, and (iii) Borrower shall have sold and closed on at least seven (7) Units within the Project as of the First Extended Construction Loan Commitment Expiration Date. The Second Extended Construction Loan Commitment Expiration Date shall be automatically extended to September 30, 2018 (the “Third Extended Construction Loan Commitment Expiration Date”), but only if (i) there are no defaults or events which with the passage of time would constitute a default under the Loan Documents, (ii) Borrower has satisfied all other terms and conditions required to be satisfied in the Loan Documents as of the Second Extended Construction Loan Commitment Expiration Date, and (iii) Borrower shall have sold and closed on at least thirteen (13) Units within the Project as of the Second Extended Construction Loan Commitment Expiration Date. The Initial Construction Loan Commitment Expiration Date to the extent extended to the First Extended Construction Loan Commitment Expiration Date, the Second Extended Construction Loan Commitment Expiration Date and the Third Extended Construction Loan Commitment Expiration Date is the “Construction Loan Commitment Expiration Date.”

Construction Loan Maturity Date – The date on the earlier to occur of (i) the date that the Unit is sold, and (ii) the date that is twelve (12) months after the date of the first advance of Construction Line funds for the Unit.

Consulting Engineer or Progress Inspector - Such person or firm as Lender may from time to time appoint or designate for purposes related to the inspection of the progress of the construction of the Improvements, conformity of construction with the Plans and Specifications, and for such other purposes as to Lender may from time to time seem appropriate or as may be required by the terms of this Loan Agreement.

Contract—An executed contract of sale for the sale of a Unit, and such Contract complies with all of the following conditions:

(i) the Contract shall be accompanied by a minimum cash deposit of three percent (3%) of the Contract purchase price;

(ii) the Contract shall not be subject to any contingencies, including the sale of the purchaser’s property; and the Contract shall not be subject to cancellation by the purchaser without loss of the deposit, except for cause or as may be provided by applicable Virginia statute;

(iii) the purchaser under the Contract shall be pre-qualified by a reputable mortgage lender, who shall issue a pre-qualification letter which indicates that the purchaser will be approved after appropriate verifications for the purchase money mortgage loan necessary to purchase such Unit; and

(iv) the Contract shall contain a provision that allows Borrower (as the seller of the Unit) to cancel the Contract if a minimum of forty percent (40%) of the Units are not subject to Contracts (this requirement may apply to separately to each of the Building Pads of the Project).

Deed of Trust - That certain Credit Line Deed of Trust and Security Agreement made by Borrower to secure Lender, dated of even date herewith, as the same may from time to time be amended, modified or supplemented.

Environmental Indemnity Agreement—The Environmental Indemnity Agreement executed by Borrower and Guarantor of even date herewith.

Event(s) of Default - Any of the happenings, events, circumstances or occurrences described in Article VI of this Loan Agreement.

Guarantor—Comstock Holding Companies, Inc., a Delaware corporation and its successors and assigns.

Hazardous Materials—Any (i) hazardous wastes and/or toxic chemicals, materials, substances or wastes occurring in the air, water, soil or ground water on, under or about the Mortgaged Property as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (Superfund or CERCLA), 42 U.S.C. §§ 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. § 9601(20)(D), the Resource Conservation and Recovery Act (the Solid Waste Disposal Act or RCRA), 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977 (CWA), 33 U.S.C. §§ 1251 et seq., the Clean Air Act of 1966 (CAA), 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601, et seq., and the National Environmental Policy Act, 42 U.S.C. 4321 et seq., as these statutes may be amended from time to time, and regulations promulgated thereunder; (ii) “oil, petroleum, petroleum products, and their by-products” as defined by the applicable statutes, as amended from time to time, and regulations promulgated thereunder; (iii) “hazardous substance” as defined by the applicable statutes, as amended from time to time, and regulations promulgated thereunder; (iv) substance, the presence of which is prohibited or controlled by any other applicable federal or state or local environmental laws, rules, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to hazardous, toxic or other substances generated, produced, leaked, released, spilled or disposed of at or from the Mortgaged Property; and (v) other substance which by law requires special handling in its collection, storage, treatment or disposal including, but not limited to, asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde foam insulation and lead-based paints, but not including small quantities of such materials present on the Mortgaged Property in retail containers or other materials used in the ordinary course of construction activities in compliance with all Environmental Requirements and Environmental Laws (as defined in the Security Documents).

Hydric Soils—Any soil category upon which construction of Improvements would be prohibited or restricted under applicable governmental requirements, including, without limitation, those imposed by the U. S. Army Corp of Engineers.

Improvements—Any and all buildings, structures, improvements, alterations or appurtenances now erected or at any time hereafter constructed or placed upon the Land or any portion thereof and any replacements thereof including without limitation, all equipment, apparatus, machinery and fixtures of any kind or character forming a part of said buildings, structures, improvements, alterations or appurtenances.

Indebtedness – All amounts due Lender pursuant to or on account of the Note, this Loan Agreement or any of the other Loan Documents, including, without limitation, all principal (including, without limitation, any principal that is advanced after the date of this Loan Agreement and any principal that is repaid and re-advanced), interest, late charges, loan fees and all other payments required to be made by Borrower pursuant to or on account of the Note, this Loan Agreement or any of the other Loan Documents.

Land – The real property described in Exhibit A attached hereto and by this reference made a part hereof, as amended, modified, supplemented or increased from time to time.

Lender – The party hereinabove designated as such, its successors and assigns.

Loan(s) – Individually, the Acquisition Loan or the Construction Line, as the case may be, and collectively, the Acquisition Loan and the Construction Line.

Loan Documents – The Note, this Loan Agreement, the Deed of Trust and all other documents executed by Borrower and/or Guarantor evidencing, guarantying or securing the Loans.

Mortgaged Property – The property described as such in the Deed of Trust, as amended, modified, supplemented or increased from time to time.

Note – The Credit Line Deed of Trust Note made by Borrower to the order of Lender dated of even date herewith in the principal amount hereinabove recited, as the same may from time to time be amended, modified or supplemented.

Obligations – Any and all of the covenants, warranties, representations, agreements, promises and other obligations (other than the Indebtedness) made or owing by Borrower or others to Lender pursuant to or as otherwise set forth in the Note or the Loan Documents.

Plans and Specifications – Any and all plans and specifications prepared for Borrower in connection with the construction of the Improvements and approved in writing by Lender, as the same may from time to time be amended with the prior written approval of Lender.

Pre-sold Unit – A Unit subject to a Contract.

Project – The Land as separated into the four (4) Building Pads and Common Areas, the creation of the Condominium Regime for the Land, and the construction of Buildings and the other Improvements on the Land are collectively hereinafter referred to as the Project.

Public Authorities – The City of Alexandria, Virginia and any other public, municipal or quasi-municipal entity having jurisdiction over the Land and the Improvements to be constructed thereon.

Security Documents – The Deed of Trust, the Environmental Indemnity Agreement, and any other instrument or instruments described or characterized as such in the Deed of Trust, as the same may from time to time be amended, modified or supplemented.

Speculative Unit – A Unit not subject to a Contract including all model Units.

Title Company – Superior Title Services, LC as the approved agent of Stewart Title Guaranty Company that will handle the closings of the Loans.

Unit – An individual single family attached townhome condominium unit, together with all common elements appurtenant thereto and the physical Improvements constructed, or being constructed, as a single family attached residence within the identified legal boundaries of an individual condominium Unit.

ARTICLE II

THE LOANS – ADVANCES AND REPAYMENTS

2.0    The Loans. Lender agrees to advance proceeds of the Loans to Borrower, subject to the terms and conditions herein set forth and in accordance with the cost breakdown, budget (the “Budget”) and/or draw schedule attached hereto as Exhibit B and incorporated herein by reference, as amended from time to time by Lender.

2.1    Applications for Advances. Borrower shall make applications for advances of Loan proceeds from Lender on the forms that Lender approves in writing. Borrower shall make each such application at least five (5) business days before the advance shall be called for, in order to permit Lender to make such inspections as it shall from time to time consider appropriate. Lender shall perform the construction progress inspections of the Units within the Mortgaged Property (including inspections of the foundations). Borrower shall pay to Lender all inspection fees and expenses incurred by Lender prior to or at the time of the advance requested for each visit by Lender to inspect the construction progress of the Units. Each application for an advance of Loan proceeds shall be in such form and include such detail as Lender may require. Provided such inspections are satisfactory, Borrower shall be permitted one (1) advance or draw of Construction Line proceeds each calendar month.

2.2    Funding Limitations. Except as specifically limited in this Loan Agreement, Borrower shall have the right to borrow and repay, but not to re-borrow, from time to time, up to a maximum principal amount of Four Million Six Hundred Thirty-Five Thousand and no/100 Dollars ($4,635,000.00) for budgeted and approved Land Acquisition and Acquisition Loan Interest expenses as more particularly set forth in the Budget. Except as specifically limited in this Loan Agreement, prior to the Construction Line Funding Termination Date, Borrower shall have the right to borrow, repay and re-borrow on a revolving basis an amount not to exceed Three Million Five Hundred Thousand and no/100 Dollars ($3,500,000.00) that may be outstanding at any one time for the Hard Construction costs pursuant to the Budget for Units for which the Lender has issued a Construction Loan Commitment. Lender shall not be obligated to advance Acquisition Loan proceeds or Construction Line proceeds if (i) an Event of Default exists hereunder; (ii) Lender has made demand for any payment under the Note which remains unpaid; or (iii) any conditions precedent to such advance set forth in this Loan Agreement has not been satisfied in Lender’s judgment. Subject to the preceding conditions, Lender agrees to make advances in amounts not to exceed the following amounts:

(a) Land Acquisition Advance: $4,435,000 to be fully funded upon the satisfaction (or Lender’s waiver) of the conditions set forth in Section 2.3 hereof.

(b) Land Acquisition and Interest Reserve Advances: Acquisition Loan advances shall not exceed the lesser of: (i) fifty percent (50%) of the “as-is” appraised value of the Land on a discounted cash flow basis, or (ii) fifty percent (50%) of Borrower’s cost to acquire the Land. In no event shall Lender advance more than $4,635,000 in the aggregate, on a non-revolving basis, for Land Acquisition and Interest on the Acquisition Loan. Lender shall automatically advance funds out of the $200,000 Interest Reserve to cover the interest expense on the Acquisition Loan on a monthly basis when interest is due under the Note as to the Acquisition Loan. The funds set aside in the Interest Reserve shall not be advanced for any other purpose than to cover the actual interest expense accruing on the Acquisition Loan.

(c) Construction Loan Advances: Construction Loan advances shall not exceed the lesser of (i) sixty-seven percent (67%) of the “as-if completed” appraised value of a Unit on a gross sale price basis when added to the committed amount under the Acquisition Loan allocated to the Unit, (ii) seventy-five percent (75%) of the “as-if completed” appraised value of a Unit on a discounted cash flow basis when added to the committed amount under the Acquisition Loan allocated to the Unit, and (iii) one hundred percent (100%) of the actual costs to construct the Unit. The maximum amount of construction advances that may be outstanding at any one time during the term of the Construction Line shall not exceed $3,500,000.

(d) Funding Termination: Lender shall not be obligated to advance any Construction Loan proceeds after the Construction Loan Maturity Date.

2.3    Conditions Precedent to Loan Closing and funding of the Acquisition Loan: Lender shall not be obligated to close the Loans, make any advance of Acquisition Loan proceeds hereunder, make any advances out of the Acquisition Loan Interest Reserve unless the following conditions have been satisfied:

(a) The Note, this Loan Agreement, the Deed of Trust and the other Loan Documents shall have been properly executed and delivered to Lender (except that only a copy of the fully executed Deed of Trust shall be delivered to Lender). Borrower shall deliver the original fully executed and acknowledged Deed of Trust and other Loan Documents that Lender requires to be recorded or filed to secure the Indebtedness and Obligations (the “Loan Recordation Documents”) to the Title Company in final form required for recordation in the appropriate land records and the Title Company shall record the fully executed Loan Recordation Documents immediately after the recordation of the deed conveying the Land from Seller to Borrower.

(b) Borrower shall have deposited with the Title Company in currently available funds the amount set forth on Line 303 of the settlement statement as approved by Lender, the receipt of which the Title Company shall confirm to Lender.

(c) Lender shall have received a paid policy of title insurance (ALTA Standard Form “B” Loan Policy – Current Edition) or a valid and enforceable commitment to issue the same, together with such reinsurance agreements and direct access agreements as may be required by Lender, from a company or companies satisfactory to Lender in the amount of the Loans and which may be endorsed or assigned to the successors and assigns of Lender without additional cost, insuring the lien of the Deed of Trust to be a valid first lien on the Mortgaged Property, free and clear of all defects, exceptions and encumbrances except such as Lender and its counsel shall have approved, and which otherwise complies with the applicable requirements of the Commitment.

(d) Lender shall have received advice, in form and substance and from a source satisfactory to Lender, to the effect that a search of the applicable public records discloses no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements filed or recorded against the Mortgaged Property except such as Lender shall have approved.

(e) Lender shall have received all policies or certificates of insurance required by the terms of the Commitment and the other Loan Documents to be in effect from a company or companies and in form and amount satisfactory to Lender, together with written evidence, in form and substance satisfactory to Lender, that all fees and premiums due on account thereof have been paid in full.

(f) Lender shall have received a separate policy of flood insurance in the face amount of the Note or the maximum limit of coverage available with respect to the Mortgaged Property, whichever is the lesser, from a company or companies satisfactory to Lender and written in strict conformity with the Flood Disaster Protection Act of 1973, as amended, and all applicable regulations adopted pursuant thereto; provided, however, that in the alternative Borrower may supply Lender with written evidence, in form and substance satisfactory to Lender, to the effect that such flood insurance is not available with respect to the Mortgaged Property, or Borrower may provide to Lender the certificate of a professional engineer that the Mortgaged Property is not within a flood hazard area.

(g) Lender shall have received a current survey of the Land, certified to Lender by a registered land surveyor of the jurisdiction in which the Land is located, which plat of survey shall clearly designate at least (i) the location of the perimeter of the Land by courses and distances; (ii) the location of all easements, rights-of-way, alleys, streams, waters, paths and encroachments; (iii) the location of all building restriction lines and set-backs, however established; (iv) the location of any streets or roadways abutting the Land; and (v) the then “as-built” location of the Improvements and the relation of the Improvements by courses and distances to the perimeter of the Land, building restriction lines and set-backs, all in conformity with the most recent Minimum Standard Detail Requirements for Land Title Surveys adopted by the American Congress on Surveying and Mapping.

(h) Lender shall have received true and complete copies of all organizational documents of Borrower and Guarantor, appropriate resolutions authorizing the acceptance of the Loans by Borrower and the execution of the Note and all Loan Documents, appropriate certificates of incumbency and an opinion letter from counsel for Borrower and Guarantor, which is acceptable to Lender in all respects.

(i) Lender shall have received and approved an appraisal of the Mortgaged Property that complies with the applicable requirements of the Commitment.

(j) Lender shall have received from Borrower written evidence, in form and substance satisfactory to Lender, from all municipalities and utility companies having or claiming jurisdiction to the effect that all utility services in sufficient quantities necessary for the occupation of the Improvements to be constructed upon the Land, are available for connection and use at the boundaries of the Land, including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, natural gas and electric facilities.

(k) Lender shall have received from Borrower written evidence, in form and substance reasonably satisfactory to Lender, to the effect that no construction work relating to the Improvements has commenced upon the Land and no materials (financed with the proceeds of the Loans) have been placed or stored upon the Land prior to the recordation of the Deed of Trust among the land records where the Land is located unless the same shall be fully insured against by the title insurance company.

(l) Lender shall have received soil reports that shall (i) demonstrate that the soil conditions of the Land are suitable for the construction of the Improvements, and (ii) evidence to Lender’s reasonable satisfaction that there are no Hydric Soils on the Mortgaged Property.

(m) Lender shall have received a satisfactory Phase I environmental site assessment report on the Land.

(n) Borrower shall have fully complied with any other applicable requirements of the Commitment.

(o) Borrower and Guarantor shall have provided Lender with their current financial statements and tax returns for the prior two (2) fiscal years in form and substance satisfactory to Lender.

(p) Borrower shall have established a deposit relationship with Cardinal Bank and shall maintain such deposit relationship through the Maturity Date through which all Loan advances and Borrower’s funds pertaining to the construction of the Units shall be maintained and flow.

2.4 Conditions Precedent to Conditions Precedent to Construction Line Advances. Lender shall not be obligated to make any advances of Construction Line proceeds hereunder, unless the conditions described in Section 2.3 remain satisfied, and the following conditions have been satisfied with respect:

(a) Lender shall have received from Borrower written evidence, in form and substance satisfactory to Lender, from all Public Authorities having or claiming jurisdiction to the effect that all grading, building, construction and other permits and licenses necessary or required in connection with the development and construction of the Project have been validly issued for the work being performed for such draw request; that all applicable fees and bonds (whether posted by Borrower or its seller) required in connection therewith have been paid in full or posted, as the circumstances may require, including, but not limited to, those fees to be financed by Lender in accordance with the terms of this Loan Agreement

(b) All work completed at the time of the application for advance has been performed in a good and workmanlike manner; or all work completed at the time of the application for advance has been performed in a good and workmanlike manner and all materials and fixtures usually furnished and installed at that stage of development have been furnished and installed.

(c) No Event of Default which has not been cured has occurred under the Note or any of the other Loan Documents and no act has occurred which, with the passage of time after due notice, would become an Event of Default.

(d) Lender has received evidence satisfactory to it that all work requiring inspection by Public Authorities having or claiming jurisdiction has been duly inspected and approved by such Public Authorities and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction.

(e) Lender shall have received a notice of title continuation or an endorsement to the title insurance policy heretofore delivered, indicating that since the last preceding advance, there has been no change in the status of title and no survey exceptions or other exceptions not theretofore approved by Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy to an amount equal to the total advances made as of the date of the advance then being made if the policy does not by its terms provide for such an increase.

(f) The representations and warranties made in Article III of this Loan Agreement shall be true and correct, in all material respects, on and as of the date of the advance with the same effect as if made on such date.

(g) Lender shall have received acknowledgments of payment and releases of liens and rights to claim liens for work performed or materials delivered through the date of the last preceding advance and concurrently with the final advance. All such acknowledgments and releases shall be in form and substance satisfactory to Lender and the title insurance company that has insured the title to the Mortgaged Property.

(i) Borrower shall have provided Lender with a list of the names of the architect, the engineer and all contractors and materialmen (the “Contractors”) that will perform work or supply materials in connection with the development of the Land and the construction of the Improvements, together, to the extent available, with complete copies of the executed contracts for such work.

(i) Borrower shall have provided Lender with a set of detailed Plans and Specifications for all site development work, architectural, structural, mechanical, plumbing, electrical and other work for or in connection with the Project.

(j) Borrower shall provide Lender with the final site plan for the Project as approved by all necessary Public Authorities.

(k) The Improvements for which the advance is being requested have not been materially damaged by fire or other casualty unless Borrower shall have received the proceeds of insurance sufficient in the judgment of Lender to effect a satisfactory restoration of such Improvements and to permit the completion thereof on or prior to the Completion Date.

(l) Lender shall be satisfied, based upon the advice of the Consulting Engineer or Progress Inspector, that each Unit can be completed by a date no later than the Completion Date for that Unit with the balance of the Construction Loan proceeds committed to that Unit then held by Lender and available for advance for those purposes pursuant to the terms of this Loan Agreement and with other funds which Lender is reasonably satisfied are available to Borrower for those purposes.

(m) Lender shall have received a notice of title continuation or an endorsement to the title insurance policy heretofore delivered, indicating that since the last preceding advance, there has been no change in the status of title and no survey exceptions or other exceptions not theretofore approved by Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy to an amount equal to the total advances made as of the date of the advance then being made if the policy does not by its terms provide for such an increase.

(n) Lender shall have received evidence, which is reasonably satisfactory to Lender, of compliance with all zoning, subdivision, environmental and other laws, ordinances, rules, regulations and restrictions affecting construction of the Improvements.

(o) Lender shall have received acknowledgments of payment and releases of liens and rights to claim liens for work performed or materials delivered through the date of the last preceding advance and concurrently with the final advance. All such acknowledgments and releases shall be in form and substance satisfactory to Lender and the title insurance company that has insured the title to the Mortgaged Property.

(p) Borrower shall provide Lender with a final draw schedule for the Hard Construction advances in form and substance approved by Lender.

(q) Lender shall have received a detailed construction budget on forms approved by Lender detailing the costs to construct the Improvements.

(r) All other terms and conditions of the Loan Documents required to be met as of the date of the particular advance of Loan proceeds shall have been met to the satisfaction of Lender.

(s) Lender shall have issued a Construction Loan Commitment for the Unit for which Construction Line advances are being requested.

2.5    [Intentionally Omitted]

2.6    Additional Conditions Precedent to Final Advance. Lender shall not be obligated to make the final advance of Loan proceeds with respect to the Land, the Improvements or any Unit included within the Project unless the conditions described in Section 2.3 and Section 2.4 and the following additional conditions have been satisfied with respect to the Land, the Improvements or the Unit:

(a) Lender has been satisfied that all construction has been satisfactorily completed in a good and workmanlike manner;

(b) Lender has received evidence satisfactory to it that all work requiring inspection by Public Authorities has been duly inspected and approved by such Public Authorities and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction;

(c) To the extent that any such certificate is a condition to the lawful use and occupancy of the subject Improvements, Lender has received evidence satisfactory to it that the requisite certificate of use and occupancy for permanent occupancy of such Improvements has been validly issued; however, such a certificate shall be not required for any model houses;

(d) All other terms and conditions of the Loan Documents required to be met as of the date of the final advance of Construction Loan proceeds for the applicable Unit shall have been met to the satisfaction of Lender.

2.7    Trust Funds. Borrower will receive the advances to be made hereunder and will hold the right to receive the same as a trust fund for the purpose of paying the cost of the acquisition and development of the Land and the construction of the Improvements, and Borrower agrees not to expend any part of the proceeds of the Loans for any purpose except in connection with the uses and purposes provided for in this Loan Agreement without the prior written consent of Lender.

2.8    Advances to Others for Account of Borrower. At the option of Lender, Lender may apply amounts due hereunder to the satisfaction of the conditions of the Commitment, the Note or the Loan Documents and any amounts so applied shall be part of the Loans and shall be secured by the Deed of Trust. Advances requested by Borrower shall be made directly to Borrower unless and until Borrower is in default hereunder or under any other Security Document. If Borrower is in default hereunder or under any other Security Document, then at the option of Lender, and without limiting the generality of the foregoing, Lender may make advances directly to the title insurance company or any subcontractor or materialman, or to any of them jointly, and the execution hereof by Borrower shall, and hereby does, constitute an irrevocable authorization, if Borrower is in default hereunder or under any other Loan Documents, to so advance the proceeds of the Loans. No further direction or authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Deed of Trust as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made.

2.9    Additional Funds. If the inspections performed on behalf of Lender project that the remaining cost to complete the Improvements or a particular Unit will exceed the total remaining amount of Loan proceeds to be provided by Lender for the Improvements or that Unit, Lender shall not advance any more Loan proceeds for the Improvements or that Unit until Borrower has deposited with Lender the difference between the total remaining cost to complete the Improvements or that Unit (including sufficient funds to pay interest for the remaining term of the Loans) and the total remaining amount of the Loan proceeds for the Improvements or that Unit. This provision will apply whenever the total remaining cost to complete the Improvements or a Unit exceeds the total remaining Loan proceeds for the Improvements or the particular Unit. Therefore, if the projected total remaining costs to complete the Improvements or a Unit continues to increase after the first time that it exceeds the total amount of the remaining Loan proceeds for the Improvements or the Unit, Borrower shall deposit the incremental increase before Lender advances any more Loan proceeds for the Improvements or the particular Unit. The determination of the total remaining cost to complete the Improvements and each Unit shall be made by Lender.

2.10    Assignments. Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Loan Agreement, or any of the other benefits of this Loan Agreement, without the prior written consent of Lender. Any assignment made or attempted by Borrower without the prior written consent of Lender shall be void. No consent by Lender to an assignment by Borrower shall release Borrower as the party primarily obligated and liable under the terms of this Loan Agreement unless Borrower shall be released specifically by Lender in writing. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

2.11    Liability of Lender. Lender shall in no event be responsible or liable to any person other than Borrower for the disbursement of or failure to disburse the proceeds of the Loans or any part thereof, and no subcontractor, laborer or material supplier shall have any right or claim against Lender under this Loan Agreement or the administration thereof.

2.12    Speculative Units and Construction Limitations. Borrower may have not more than eight (8) Speculative Units for which construction has commenced in the first two (2) Buildings under construction within the Project. After the commencement of construction of the first two (2) Buildings, Borrower shall not commence the construction of the next Building until such time as the total number of Speculative Units completed or under construction within the Project is three (3) or less. Model Units shall be considered Speculative Units for the purpose of these limitations and Borrower shall have no more than two (2) Model Units at any time during the term of the Loans. Borrower shall have no more than ten (10) Units under construction at any one time during the term of the Loans. Lender may, but shall not be obligated to, advance Construction Loan proceeds to fund the construction costs for any Unit during any period when the maximum limit of Speculative Units is exceeded. Borrower shall provide Lender with all information that Lender requests and needs to underwrite a Construction Loan Commitment for each Unit and Building for which Borrower seeks Construction Line funding. Borrower shall not commence construction of a Building until Lender has issued Construction Loan Commitments for the Units within the Building.

2.13    Loan Fees. Lender’s obligation to make advances of the Acquisition Loan shall be contingent upon Borrower’s payment to Lender of a fully earned non-refundable $22,000 loan fee for the Acquisition Loan which shall be paid to Lender at the closing of the Loans and shall be fully earned when paid. Lender’s obligation to make advances and re-advances out of the Construction Line for any Unit shall be contingent upon Borrower’s payment to Lender of a fully earned non-refundable Construction Line loan fee per Unit equal to one half of one percent (0.5%) of the total amount of the Construction Line committed to be advanced for the Unit that Borrower shall pay Lender at the time of the first advance of Construction Line proceeds for each Unit.

2.14    Loan Repayment. Borrower shall pay all principal and accrued and unpaid interest and costs for the Acquisition Loan allocated to a particular Unit and the Construction Loan for such Unit on or before the Construction Loan Maturity Date applicable to the Unit. Nothing in this Loan Agreement or the Commitment shall impose upon or imply that Lender has any obligation to extend the Construction Loan Commitment Expiration Date, the Construction Line Funding Termination Date or any Construction Loan Maturity Date, the decision to extend any of those dates being within the sole and absolute discretion of Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.0    Representations and Warranties by Borrower. Borrower hereby represents and warrants to Lender, as of the date of the first advance of Loan proceeds and at all times thereafter, that:

3.1    Plans and Specifications. No work associated with the construction of the Improvements will be commenced by Borrower unless and until the Plans and Specifications are satisfactory to Borrower and Lender and, to the extent required by applicable law and any effective restrictive covenants have been approved by all Public Authorities and by the beneficiaries of any such restrictive covenants, respectively.

3.2    Permits. No work associated with the development of the Land or the construction of the Improvements will be commenced by Borrower unless and until all grading, building, construction and other permits necessary or required in connection with the commencement of the construction of the Improvements have been validly issued and all fees and bonds (whether posted by Borrower or its seller) required in connection therewith have been paid or posted, as the circumstances may require.

3.3    Utilities. All utility services necessary for the construction of the Improvements and the operation thereof for their intended purpose are available at the boundaries of the Land, or there are easements in place which will allow Borrower to extend utility services to the boundaries of the Land, including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, and natural gas or electric facilities.

3.4    Access – Roads. All roads and other access necessary for the construction and full utilization of the Improvements for their intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the appropriate Public Authorities or have been dedicated (or will be dedicated) to public use and has been or will be accepted by such Public Authorities or have been or will be created by recorded easement and all necessary steps have been taken or will be taken by Borrower or such Public Authorities to assure the complete construction and installation thereof by a time no later than the Completion Date.

3.5    Other Liens. Except as otherwise provided for in the Loan Documents, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Mortgaged Property.

3.6    Financial Statements. Borrower’s financial statements heretofore delivered to Lender are true and correct in all material respects, have been prepared in accordance with sound accounting practices consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No material adverse change has occurred in Borrower’s financial condition reflected therein since the respective dates thereof and no material additional liabilities have been incurred by Borrower since the date thereof other than the borrowing contemplated herein or as approved in writing by Lender.

3.7    Defaults. There is no Event of Default on the part of Borrower under the Loan Documents and no event has occurred and is continuing which, with notice or the passage of time or both, would constitute an Event of Default under the Loan Documents.

3.8    Compliance in Zoning. The current or anticipated use of the Mortgaged Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land, all use requirements of any Public Authority have been satisfied, and no violation of any law or regulation exists with respect thereto.

ARTICLE IV

AFFIRMATIVE COVENANTS

4.0    Affirmative Covenants. Borrower hereby affirmatively covenants and agrees as follows:

4.1    Construction. Borrower shall promptly commence construction of the Improvements in accordance with the terms and provisions of this Loan Agreement and will pursue the same in good faith with diligence and continuity in accordance with the Plans and Specifications.

4.2.    Approval and Permits. No work associated with the construction of the Improvements shall be commenced by Borrower unless and until the Plans and Specifications have been approved by Lender and, to the extent required by applicable law or any effective restrictive covenant, by all Public Authorities and by the beneficiary of any such restrictive covenant, and unless and until all building, construction and other permits necessary or required in connection with the commencement of the construction of the Improvements have been validly issued and all fees and bonds (whether posted by Borrower or its seller) required in connection therewith have been paid or posted, as the circumstances may require.

4.3    Completion. Construction of a Unit shall be completed by Borrower on or before the Completion Date, free and clear of all liens and claims of liens for materials supplied and for services or labor performed in connection with the construction of the Unit.

4.4    Compliance with Laws – Encroachments. The Improvements shall be constructed by Borrower in strict accordance with all applicable (whether present or future) laws, ordinances, rules, regulations, requirements and orders of any Public Authority. The Improvements shall be constructed entirely on the Land and will not encroach upon any easement or right-of-way, or upon the land of others. Construction of the Improvements shall be wholly within all applicable building restriction lines and set-backs, however established, and shall be in strict accordance with all applicable use or other restrictions and the provisions of any prior agreements, declarations, covenants and all applicable zoning and subdivision ordinances and regulations.

4.5    Surveys. Upon Lender’s request from time to time, as construction progresses and upon the completion of the construction of the Improvements, Borrower shall furnish Lender with a plat of survey, currently certified to Lender by a registered land surveyor of the jurisdiction in which the Land is located, which plat of survey shall clearly designate at least (i) the location of the perimeter of the Land by courses and distances; (ii) the location of all easements, rights-of-way, alleys, streams, waters, paths and encroachments; (iii) the location of all building restriction lines and set-backs, however established; (iv) the location of any streets or roadways abutting the Land; and (v) the “as-built” location of the Improvements and the relation of the Improvements by courses and distances to the perimeter of the Land, building restriction lines and set-backs.

If at any time Borrower is required to furnish a plat of survey to Lender pursuant to the terms of this Loan Agreement, Borrower shall also furnish an original print thereof to the title insurance company and such plat of survey shall not be sufficient for purposes of this Loan Agreement unless and until the title insurance company shall advise Lender, by endorsement to the title insurance policy or otherwise, that the plat of survey discloses no violations, encroachments or other variances from applicable set-backs or other restrictions except such as Lender and its counsel shall approve, such approval not to be unreasonably withheld. All such plats of survey shall conform to the most recent Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping.

4.6    Inspections; Cooperation; Payment of Consulting Engineer. Borrower shall permit Lender and Lender’s duly authorized representatives (including, without limitation, the Consulting Engineer or Progress Inspector) no more than twice per month to enter upon the Land and to inspect the Improvements and any and all materials to be used in connection with the construction of the Improvements and to examine all detailed plans and shop drawings and similar materials relating to the construction of the Improvements, during ordinary business hours. Borrower will at all times cooperate and use its reasonable good faith efforts to cause each and every of its subcontractors and materialmen to cooperate with Lender and Lender’s duly authorized representatives (including, without limitation, the Consulting Engineer or Progress Inspector) in connection with or in aid of the performance of Lender’s functions under this Loan Agreement. The fees of any Consulting Engineer or Progress Inspector engaged or employed by Lender in connection with or in aid of the performance of Lender’s functions under this Loan Agreement shall be paid by Borrower.

4.7    Vouchers and Receipts. Borrower will furnish to Lender, promptly on demand, any contracts, bills of sale, statements, receipted vouchers or agreements pursuant to which Borrower has any claim of title to any materials, fixtures or other articles delivered or to be delivered to the Land or incorporated or to be incorporated into the Improvements. Borrower will furnish to Lender, promptly on demand, a verified written statement, in such form and detail as Lender may reasonably require, showing all amounts paid and unpaid for labor and materials and all items of labor and materials to be furnished for which payment has not been made and the amounts to be paid therefor.

4.8    Payments for Labor and Materials. Borrower will pay when due all bills for materials supplied and for services or labor performed in connection with the construction of the Improvements, subject to Borrower’s contest rights set forth in Section 4.6 of the Deed of Trust.

4.9    Correction of Construction Defects. In the event there are any defects in the work or any material departures or deviations from the plans and specifications not approved by Lender, as such defects, departures or deviations are certified to Lender by an outside engineer chosen by Lender, then promptly following any demand by Lender, Borrower will correct or cause the correction of such defects, departures or deviations.

4.10    Insurance. The original policy or policies of insurance, a certified true copy thereof and an original endorsement to the policy or policies of insurance issued by the approved insurance company that endorses the policy or policies to add Lender as the mortgagee, loss payee and/or additional insured as its interests may appear shall be deposited with Lender (the “Endorsement”), together with a paid receipt for the premiums thereunder for at least the quarterly period following the date of this Loan Agreement. All policies of insurance shall be written with a company or companies licensed to do business in the jurisdiction where the Mortgaged Property is located and with a company or companies satisfactory to Lender. Each policy of insurance shall provide that such policy may not be surrendered, cancelled or substantially modified, including without limitation cancellation for non-payment of premiums, without at least thirty (30) days’ prior written notice to all parties named as insured therein, including Lender.

At no cost to Lender, Borrower shall provide and maintain:

(a) BUILDER’S RISK INSURANCE – “Builder’s Risk” insurance (non-reporting form) of the type customarily carried in the case of similar construction for the full replacement cost of work in place and material stored at or upon the Mortgaged Property, comprehensive broad form “all risk” casualty insurance and insurance for other risks of a similar or dissimilar nature, in such forms and amounts as Lender may require. Such insurance policy shall name Lender as mortgagee.

(b) FIRE/HAZARD INSURANCE WITH EXTENDED COVERAGE – Insurance against any act or occurrence of any kind or nature that results in damage, loss or destruction to the Mortgaged Property under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism and malicious mischief, upon the completion of the construction of the Improvements or upon the occupancy thereof for the purposes intended, whichever shall first occur. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Mortgaged Property. The term “full insurable value” means the actual replacement cost of the Mortgaged Property (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items). The deductible amount under such policy or policies shall not exceed $5,000.00. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this section by reason of coinsurance provisions or otherwise. The “full insurable value” shall be determined from time to time at the request of Lender, by an appraiser or appraisal company or one of the insurers, who shall be selected and paid for by Borrower but subject to Lender’s approval. Such insurance policy shall name Lender as mortgagee.

(c) LIABILITY INSURANCE – Comprehensive general public liability and indemnity insurance in such forms and in such amounts as Lender may require, but in any event not less than $1,000,000.00 covering claims for bodily injury or death and property damage arising out of a single occurrence and $2,000,000.00 for the aggregate of all occurrences during any given annual policy period. Such insurance policy shall name Lender as mortgagee.

(d) WORKER’S COMPENSATION INSURANCE – Worker’s compensation insurance for all employees (if any) of Borrower in accordance with the applicable requirements of law. Such insurance policy shall name Lender as mortgagee.

4.11. Flood Insurance. If required by applicable law or regulation or if required by Lender, Borrower shall provide or cause to be provided to Lender a separate policy of flood insurance in the amount of the Note or the maximum limit of coverage available with respect to the Mortgaged Property, whichever is the lesser, from a company or companies satisfactory to Lender and written in strict conformity with the Flood Disaster Protection Act of 1973, as amended, and all applicable regulations adopted pursuant thereto, or alternatively if flood insurance is not available for the Mortgaged Property or the Mortgaged Property is not within a flood hazard area, Borrower shall supply Lender with written evidence, in form and substance satisfactory to Lender, to that effect. Any such policy shall provide that the policy may not be surrendered, cancelled or substantially modified (including, without limitation, cancellation for non-payment of premiums) without at least thirty (30) days’ prior written notice to any and all insureds named therein, including Lender.

4.12 Fees and Expenses – Indemnity. Borrower will pay to Lender or as Lender directs all reasonable fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents and the Commitment. Borrower will hold Lender harmless and indemnify Lender from all claims of brokers and “finders” arising by reason of the execution and delivery hereof or the consummation of the transaction contemplated hereby.

4.13 Prompt Applications. Borrower shall cause all applications for advances of Loan proceeds to be made and delivered to Lender promptly in order to obtain advances of Loan proceeds as they become available for disbursement pursuant to the terms of this Loan Agreement.

4.14 Hazardous Materials. Borrower will immediately remove all Hazardous Materials from the Land and Improvements or follow the recommendations of a qualified environmental consultant approved by Lender immediately after Borrower has been notified that Hazardous Materials have been used in the construction of the Improvements or are or have been stored or located upon the Land or the Improvements in violation of Environmental Requirements or Environmental Laws.

4.15 Financial Reporting. On or before May 31 of each year, Borrower and Guarantor will furnish to Lender a current financial statement including (i) a detailed balance sheet, (ii) a report disclosing in detail Borrower’s income, expenses and net cash flow, (iii) a detailed, comprehensive schedule of all contingent liabilities, and (iv) a certified true copy of its federal income tax return for the previous fiscal year. Borrower shall furnish Lender with a monthly sales status report for the Project on the tenth (10th) day of each month commencing on the tenth (10th) day of the first full month after the date hereof. Borrower and Guarantor will also furnish to Lender such other financial and operating information as Lender may from time to time request.

4.16 End Loans and Sales Contracts. Borrower shall provide Lender with copies of all executed Contracts for the sale of Units within five (5) business days after full execution. Lender or its subsidiary shall be provided the opportunity to offer loans to purchasers of Units and Borrower will include the terms of Lender’s terms in its sales packages. However, notwithstanding the provisions of the preceding sentence, Borrower’s sales documents shall not require the purchasers of individual Units to obtain their purchase financing from Lender or its subsidiary.

4.17    Deposit Accounts. Borrower shall maintain its primary operating and deposit accounts with Lender at all times during the term of the Loans.

4.18    Condominium Regime and Recordation of Condominium Documents. Borrower shall submit all existing or proposed Condominium Documents intended or necessary to convert the Land into a multi-unit Condominium Regime to Lender for Lender’s review and approval concurrently with Borrower’s submission of the Condominium Documents to any Public Authority required to review and approve the Condominium Documents as a precondition to creation of the Condominium Regime. Once Lender has approved the Condominium Documents, which approval shall not be unreasonably withheld, delay, or conditioned, Lender shall consent to and/or execute such Condominium Documents as are required of Lender, in its capacity as the holder of a security interest in the Land, to facilitate Borrower’s conversion of the Land into the Condominium Regime under the laws of the Commonwealth of Virginia. Borrower shall provide Lender with evidence that all Public Authorities have approved the Condominium Documents creating the Condominium Regime and that all Condominium Documents required to legally create the Condominium Regime have been duly recorded with the appropriate Public Authorities resulting in the creation of the requisite number of single family attached townhome condominium Units per Building Pad prior to the closing of the out-sale of the first Unit within such Building Pad.

ARTICLE V

NEGATIVE COVENANTS

5.0    Negative Covenants. Until the Indebtedness shall have been paid in full, Borrower covenants and agrees as follows:

5.1    Other Liens; Transfers; “Due-on-Sale”, etc. Borrower shall not, without the prior written consent of Lender, create or permit to be created or remain with respect to the Mortgaged Property or any part thereof or income therefrom, any mortgage, pledge, lien, encumbrance, charge, security interest, conditional sale or other title retention agreement, whether prior or subordinate to the lien of the Security Documents, other than in connection with the Security Documents or as otherwise provided for or permitted therein. Except for any grant, conveyance, sale, assignment or transfer in the ordinary course of Borrower’s business and which is specifically conditioned upon the release of record of the lien of the Deed of Trust and the other Security Documents as to that portion of the Mortgaged Property granted, conveyed, sold, assigned or transferred, Borrower shall not, without the prior written consent of Lender, make, create, permit or consent to any conveyance, sale, assignment or transfer of the Mortgaged Property or any part thereof, or Borrower’s legal or equitable interest in the Mortgaged Property, other than in connection with the Security Documents or as otherwise provided for or permitted therein. Borrower will not, without the prior written consent of Lender, make, create or consent to any grant, conveyance, sale, assignment or transfer of any partnership interest or other interest in Borrower.

5.2    Impairment of Security. Borrower shall take no action which will in any manner impair the value of the Mortgaged Property or the validity, priority or security of the Deed of Trust.

5.3    Conditional Sales. Borrower will not incorporate in the Improvements any property acquired under a conditional sales contract or lease, or as to which the vendor retains title or a security interest, without the prior written consent of Lender.

5.4    Changes to Plans and Specifications. Borrower will not permit any material changes in the Plans and Specifications, including, without limitation, any change by altering or adding to the work to be performed, orders for extra work, any change which will result in a material net construction cost increase or a material net cumulative construction cost decrease, or any material change in the design concept for the Improvements, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed and under such reasonable conditions as Lender may then establish.

5.5    Bonds. Borrower will not do or permit anything to be done that would affect the coverage or indemnities provided for pursuant to the provisions of any performance bond, labor and material payment bond or any other bond required pursuant to the provisions of the Loan Documents.

ARTICLE VI

EVENTS OF DEFAULT

6.0    Events of Default. The term “Event(s) of Default,” as used in this Loan Agreement shall mean the occurrence or happening, from time to time, of any one or more of the following, beyond any applicable cure period:

6.1    Payment of Indebtedness. If Borrower shall fail to pay to Lender any and all amounts payable by Borrower to Lender under the terms of the Loan Documents, including but not limited to any principal payment, interest payment, loan fee, extension fee or late charge, within 10 days after written notice of such failure is sent by Lender to Borrower.

6.2    Performance of Obligations. If Borrower shall default in the due observance or performance of any of the Obligations, specifically including, but not limited to, those specified in Sections 6.3 through 6.12 of this Article, and such default continues for thirty (30) days after written notice of such default is sent by Lender to Borrower, or if such default cannot be reasonable cured within such thirty (30)-day period, the failure to commence such cure or diligently to prosecute the same to completion, provided in no event shall such default continue uncured for more than ninety (90) days after written notice thereof.

6.3    Other Defaults. If any other default shall occur under the Loan Documents.

6.4    Representation and Warranties. If any representation or warranty contained in this Loan Agreement or in any other document, certificate or opinion delivered to Lender in connection with the Loans shall prove at any time to be incorrect or misleading in any material respect when made.

6.5    Progress of Construction. Except for delays unavoidably occasioned by strikes, lock-outs, war or civil disturbance, governmental actions (e.g., moratorium), natural disaster, acts of God, or extreme weather conditions, if construction of the Improvements is not carried on in good faith and with reasonable dispatch or if Borrower abandons the work or discontinues work for a period of more than thirty (30) consecutive days.

6.6    Failure to Complete. Except for delays unavoidably occasioned by strikes, lock- outs, war or civil disturbance, natural disaster, acts of God, or extreme weather conditions, if Borrower fails to complete the construction of a Unit on or before the Completion Date.

6.7    Conditions Precedent to Any Advance. Except for delays unavoidably occasioned by strikes, lock-outs, war or civil disturbance, natural disaster, acts of God, or extreme weather conditions, if Borrower is unable to satisfy any condition precedent to its right to receive an advance of the Construction Line proceeds for a period in excess of thirty (30) days.

6.8    [Intentionally omitted.]

6.9    [Intentionally omitted.]

6.10    Disclosure of Contractors. If Borrower shall fail to disclose to Lender, upon demand and within a reasonable time period, the names of all major contractors with whom Borrower has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor.

6.11    Mechanic’s Lien. If a lien for the performance of work or the supply of materials which is established against the Mortgaged Property remains unsatisfied or unbonded for a period of thirty (30) days after the date the lien becomes effective.

6.12    Impairment of Security. The occurrence of any condition or situation which, in the sole determination of Lender, constitutes a material danger to or impairment of the security for the repayment of the Loans, if such condition or situation is not remedied within thirty (30) days after written notice to Borrower thereof.

ARTICLE VII

DEFAULT – REMEDIES

7.0    Remedies on Default. Lender shall have the right, upon the happening of any Event of Default, to terminate this Loan Agreement by notice in writing to Borrower and, in addition to any rights or remedies available to it under the Deed of Trust or other Security Documents, to enter into possession of the Mortgaged Property and perform any and all work and labor necessary to complete the construction of the Improvements (whether or not in accordance with the Plans and Specifications) and to employ watchmen to protect the Mortgaged Property and the Improvements.

All sums expended by Lender for such purposes shall be deemed to have been paid to Borrower and secured by the Deed of Trust. For this purpose, Borrower hereby constitutes and appoints Lender Borrower’s true and lawful attorney-in-fact with full power of substitution to complete the work in the name of Borrower, in a commercially sound and reasonable manner, and hereby empowers said attorney or attorneys as follows:

(a) To use any funds of Borrower including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the construction of the Improvements, whether or not in the manner called for in the Plans and Specifications;

(b) To make such additions, changes and corrections in the Plans and Specifications that are necessary or desirable in the judgment of Lender to complete the construction of the Improvements;

(c) To employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purpose;

(d) To pay, settle or compromise all existing bills and claims which are or may be liens against the Mortgaged Property, or may be necessary or desirable for the completion of the work or the clearance of title;

(e) To execute all applications and certificates which may be required in the name of Borrower; and

(f) To do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf.

It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Improvements and to take such actions and require such performance as is deemed necessary.

Borrower hereby irrevocably constitutes and appoints Lender Borrower’s true and lawful attorney-in-fact to execute, acknowledge and deliver such documents, instruments and certificates, and to take such other actions, in the name and on behalf of Borrower and at the sole cost and expense of Borrower, as Lender, in its sole and reasonable discretion, deems necessary, desirable or appropriate to effectuate the provisions of this paragraph.

7.1    No Conditions Precedent to Exercise of Remedies. Neither Borrower nor any of Guarantor shall be relieved of any obligation by reason of the failure of Lender to comply with any request of Borrower or of any other person to take action to foreclose on the Deed of Trust or otherwise to enforce any provisions of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Mortgaged Property, or by reason of any agreement of stipulation between any subsequent owner of the Mortgaged Property and Lender extending the time of payment or modifying the terms of the Loan Documents without first having obtained the consent of Borrower or Guarantor; and in the latter event, Borrower and Guarantor shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Lender.

7.2    Remedies Cumulative and Concurrent. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Loan Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower, Guarantor, or the Mortgaged Property or any part thereof, or any one or more of them; and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender.

7.3    Strict Performance. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Deed of Trust following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Indebtedness shall constitute a waiver of any such Event of Default, and each such option shall remain continuously in full force and effect.

ARTICLE VIII

MISCELLANEOUS

8.0    No Warranty by Lender. By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Loan Agreement, including, without limitation, any certificate, balance sheet, statement of profit and loss or other financial statement, survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

8.1    Liability of Lender. Lender shall not be liable for any act or omission by it pursuant to the provisions of this Loan Agreement in the absence of fraud, gross negligence or willful misconduct. Lender shall incur no liability to Borrower or any other party in connection with the acts or omissions of Lender in reliance upon any certificate or other paper believed by Lender to be genuine or with respect to any other thing which Lender may do or refrain from doing, unless such act or omission amounts to fraud, gross negligence or willful misconduct. In connection with the performance of its duties pursuant to this Loan Agreement, Lender may consult with counsel of its own selection, and anything which Lender may do or refrain from doing, in good faith, in reliance upon the opinion of such counsel shall be full justification and protection to Lender.

8.2    No Partnership. Nothing contained in this Loan Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender, and Borrower and Lender shall not be considered partners or co-venturers for any purpose.

8.3    Severability. In the event any one or more of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event any one or more of the provisions of the Loan Documents operate or would prospectively operate to invalidate this Loan Agreement, then and in either of those events, at the option of Lender, such provision or provisions only shall be held for naught and shall not affect any other provision of the Loan Documents or the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

8.4    Successors and Assigns. Each covenant, term, provision and condition of this Loan Agreement and the other Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all persons claiming under or through any of them.

8.5    Modification – Waiver. None of the terms or provisions of this Loan Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against which enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Loan Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

8.6    Third Parties – Benefit. All conditions of the obligations of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns, and no other persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Loan Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other person shall have any right or cause of action on account thereof. Lender shall in no event be responsible or liable to any person other than to Borrower for any advance of or failure to advance the proceeds of the Construction Line or any part thereof, and no contractor, subcontractor, materialman or other person shall have any right or claim against Lender pursuant to this Loan Agreement or the administration thereof.

8.7    Conditions – Verification. Any condition of this Loan Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

8.8    Captions and Headings. The captions and headings contained in this Loan Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to limit or enlarge the terms hereof.

8.9    Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

8.10    Notices. All notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed to be given when either (i) delivered in person, (ii) three (3) business days after deposit in a regularly maintained receptacle of the United States mail as registered or certified mail, postage prepaid, (iii) when received if sent by private courier service, including overnight mail, or (iv) on the day on which the party to whom such notice is addressed refuses delivery by mail or by private courier service and (b) addressed as follows:

If to Borrower, then to it at:

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th floor

Reston, Virginia 20190

Attn: Christopher Clemente, CEO

With a copy to:

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th floor

Reston, Virginia 20190

Attn: Jubal Thompson

If to Lender, then to it at:

Cardinal Bank

8270 Greensboro Drive, Suite 500

McLean, Virginia 22102

Attention: Real Estate Department

Any of the parties may designate a change of address by notice in writing to the other parties. Whenever in this Loan Agreement the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in the Note or any of the other Loan Documents or to require giving of notice or demand to or upon any person in any situation or for any reason.

8.11    Signs; Publicity. At Lender’s request and expense, Borrower shall place a sign or signs (in a form or forms which Borrower has reasonably approved) at a location or locations on the Mortgaged Property satisfactory to Lender and Borrower, which signs shall recite, among other things, that Lender is financing the construction of the Improvements. Borrower expressly authorizes Lender to prepare and to furnish to the news media for publication from time to time news releases with respect to the Mortgaged Property, specifically to include but not limited to releases detailing Lender’s involvement with the financing of the Mortgaged Property.

8.12    Applicable Law. This Loan Agreement shall be governed by and construed, interpreted and enforced in accordance with and pursuant to the laws of the Commonwealth of Virginia. In the event that the “choice of law” rules of the Commonwealth of Virginia can be construed or interpreted to require the laws of another jurisdiction to govern, the “choice of law” rules of the Commonwealth of Virginia shall not apply.

8.13    Time of Essence. Time shall be of the essence of each and every provision of this Loan Agreement of which time is an element.

8.14    Commitment. To the extent the terms of the Commitment are not incorporated in this Loan Agreement, the terms and conditions of the Commitment shall survive the execution of this Loan Agreement and shall continue to be the obligation of Borrower until the Loans are paid in full. Any discrepancy between the terms of the Commitment and the terms of the Loan Documents shall be construed in favor of the Loan Documents. Borrower agrees, from time to time, to execute and acknowledge such amendments or modifications as may reasonably be required to add, delete or modify provisions to this Loan Agreement in order to cause this Loan Agreement to conform to the terms of the Commitment.

[Signatures commence on next page]

IN WITNESS WHEREOF, Borrower and Lender have executed and delivered these presents or caused these presents to be executed and delivered as of the year and day first above written.

BORROWER:

COMSTOCK POWHATAN, L.C., a Virginia limited liability company

By:	Comstock Holding Companies, Inc., a Delaware corporation, its manager

	By:	(SEAL) Christopher D. Clemente
Christopher D. Clemente Its: Chief Executive Officer

LENDER:

CARDINAL BANK, a Virginia state chartered bank

By:		(SEAL)
Richard F. Schoen
Senior Vice President

“EXHIBIT A”

Legal Description

All those certain lots, pieces or parcels of land situate, lying and being in the City of Alexandria, Virginia, being more particularly described as follows:

Lot Five Hundred (500) of the subdivision of lands of Bernard M. Fagelson, Trustee and Robert L. or Beverly E. Travers, as the same appears on a plat attached to a Deed recorded among the land records of the City of Alexandria in Deed Book 851 at Page 685.

TOGETHER WITH any and all limited access rights conveyed to Grantor from the City of Alexandria, a Municipal corporation of the Commonwealth of Virginia, pursuant to that certain Deed of Quitclaim dated September 3, 2015, and recorded among the land records of said City on September 4, 2015, as Instrument No. 150015161.

“EXHIBIT B”

Project Budgets

Acquisition Loan:	Cost	Loan	Borrower
Land Acquisition	$8,874,000	$4,435,000	$4,439,000	[1]
Closing Cost	240,000	0	240,000	[2]
Interest Reserve	200,000	200,000	0

Total	$9,314,000	$4,635,000	$4,679,000

4.	Cost to be paid or evidenced as having been paid on or before the Land Acquisition Advance.

5.	Borrower to pay at Closing to the extent needed to cover actual Closing Costs.

Construction Line:	Cost	Loan		Borrower
Per Unit:
Land Cost per Unit [1]	$517,444	$257,500		$259,944
Hard Construction Costs [2]	208,500	208,500		0
Soft Costs [2]	90,000	90,000		0
Interest Reserve [3]	5,000	5,000	[3]	0

Total	$820,944	$561,000		$259,944

5.	Prorated per-Unit amount from the total Acquisition Loan shown above. This is not additional funding to be provided at the Unit construction stage out of the Construction Line.

6.	Funded on a percentage of completion basis.

7.	Once construction has commenced on a Unit, Lender shall automatically advance proceeds out of the Construction Line for the direct payment of interest on the Construction Line when and as it becomes due attributable to the outstanding Construction Line advances for such Unit up to a maximum of $5,000 in interest payments on the Construction Line per Unit.